As filed with the Securities and Exchange Commission on October 5, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	79-0465087
(State of Incorporation)	(IRS Employer Identification No.)

675 Bering Drive, Suite 710
Houston, Texas	77057
(Address of Principle Executive Offices)	(Zip Code)

2002 Non-Employee Director Stock Option Plan

(Full title of Plan)

Tommy A. Moore
President and Chief Executive Officer
675 Bering Drive, Suite 710
Houston, Texas 77057
(713) 977-2600

(Name, address and telephone number of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.001 per share	400,000 shares	$7.75	$3,100,000	$332

(1)          Registrant is registering an aggregate of 400,000 shares under the First Investors Financial Services Group, Inc. 2002 Non-Employee Director Stock Option Plan (as amended July 10, 2006) pursuant to this Registration Statement. The shares being registered represent an increase in the shares reserved for issuance under the Plan from 500,000 shares to 900,000 shares.

(2)          Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common stock.

(3)          Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the bid and asked price of the common stock as reported on the Over-the-Counter Bulletin Board on October 4, 2006.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED

REGISTRATION STATEMENT BY REFERENCE

Pursuant to the General Instruction E of Form S-8, First Investors Financial Services Group, Inc. (“First Investors” or the “Company”) is filing this registration statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to include an additional 400,000 shares under the First Investors Financial Services Group, Inc. 2002 Non-Employee Director Stock Option Plan (as amended July 10, 2006). Pursuant to such Instruction E, the contents of the Registrant’s registration statement on Form S-8 (Registration Statement No. 333-107762) filed with the Commission on August 8, 2003, is hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006, filed on July 27, 2006;

(b)           The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006, filed on September 12, 2006;

(c)           The description of the Registrant’s common stock, $0.001 par value per share, contained in its registration statement on Form S-1 (Registration No. 33-94336).

In addition, all documents Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8.    Exhibits.

Reference is made to the Exhibit Index that appears at page II-4 of this Registration Statement for a detailed list of exhibits filed as a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of October, 2006.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

By:	/s/ TOMMY A. MOORE, JR.
Tommy A. Moore, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Tommy A. Moore, Jr. and Bennie H. Duck, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of First Investors Financial Services Group, Inc., in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable First Investors Financial Services Group, Inc., to comply with the Securities Act of 1933, as amended (the “Act”) and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Tommy A. Moore, Jr.	President, Chief Executive Officer and	October 4, 2006
	Tommy A. Moore, Jr.	Director (Principal Executive Officer)

By:	/s/ Bennie H. Duck	Executive Vice President and Chief	October 4, 2006
	Bennie H. Duck	Financial Officer (Principal Financial and
Accounting Officer)

By:	/s/ John H.Buck	Director	October 4, 2006
John H.Buck

By:	/s/ Robert L. Clarke	Director	October 4, 2006
Robert L. Clarke

By:	/s/ Seymour M. Jacobs	Director	October 4, 2006
Seymour M. Jacobs

By:	/s/ Roberto Marchesini	Director	October 4, 2006
Roberto Marchesini

By:	/s/ Walter A. Stockard, Jr.	Director	October 4, 2006
Walter A. Stockard, Jr.

By:	/s/ Daniel M. Theriault	Director	October 4, 2006
Daniel M. Theriaul

INDEX TO EXHIBITS

Exhibit No.	Exhibit

4.1	2002 Non-Employee Director Stock Option Plan (Amended and Restated Through July 10, 2006)

4.2	Form of Option Agreement under 2002 Non-Employee Director Stock Option Plan

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on signature page of this Registration Statement).